Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes-Oxley Act

I, Bradley Sussman, President of Ramius Archview Credit and Distressed Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:     March 10, 2017

By: /s/ Bradley Sussman
Name: Bradley Sussman
Title: President and Principal Executive Officer

I, James Ryan, Treasurer and Principal Accounting Officer of Ramius Archview Credit and Distressed Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:     March 10, 2017

By: /s/ James Ryan
Name: James Ryan
Title: Treasurer and Principal Financial Officer